Exhibit 10.16

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement between Tonix Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Rhonda Rosen (the “Executive”) dated as of April 1, 2011 (the “Agreement”) is made and entered into this July 27, 2011 (the “Amendment”).

WHEREAS, the Company has entered into negotiations with David Moss and Robert Prag of The Del Mar Consulting Group, Inc. in connection with a potential reverse merger transaction pursuant to which the Company would be acquired by a publicly registered company (“Pubco”) for a majority of the then issued and outstanding shares of Pubco (the “Reverse Merger”); and

WHEREAS, the parties hereto desire to amend the terms of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  Unless otherwise set forth in this Amendment, all capitalized terms shall have the meanings ascribed to them in the Agreement.

2. Amendments.

2.1 Subsection (a) of Section 3 of the Agreement is hereby deleted in its entirety and replaced by the following paragraph:

“From the Agreement Effective Date through July 31, 2011, the Executive shall be employed on an at-will basis at a salary equal to the minimum wage for employees in the State of New York ($7.25, as of the date hereof) for each hour worked up to 40 hours per week and equal to time and one-half ($10.88, as of the date hereof) for each hour worked in excess of 40 hours per week.  Beginning on August 1, 2011, the Executive shall be employed on an at-will basis at a salary equal to One Hundred Seventy Five Thousand Dollars ($175,000).”

2.2 Subsection (b) of Section 3 of the Agreement is hereby deleted in its entirety and replaced by the following paragraph:

“In the event, and upon the one-year anniversary, of the Reverse Merger, provided, that the Company has previously completed the sale of at least Five Hundred Thousand Dollars ($500,000) in additional equity securities, which for the avoidance of doubt does not include debt securities convertible into equity securities of the Company (the “Financing”), the Executive’s base salary shall be increased to Two Hundred Fifty Thousand Dollars ($250,000) per annum, or such other rate as the Board may designate from time to time (the “Adjusted Post-Financing Salary”).  If the Executive remains employed as of the consummation of the Financing, the Executive shall receive a lump sum payment in the amount of Fifty Thousand Dollars ($50,000) (the “Lump Sum Payment”).  The Lump Sum Payment shall be paid at the same time that the Executive’s first regular salary installment would be paid following the Financing, net of applicable withholding and payroll taxes.”

2.3 The references in subsection (c) of Section 3 to “Pre-Public Salary” are hereby deleted and replaced with “Adjusted Post-Financing Salary.”

2.4 Upon the approval by the non-employee independent members of the Board of Directors, the Executive's salary may be increased sooner than otherwise provided herein and the Lump Sum Payment may be paid at an earlier time.

3. Governing Law.  This Amendment shall be governed by and construed under the laws of the State of New York.

4. Severability.  In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5. Effect of Amendment.  The parties hereby agree and acknowledge that except as provided in this Amendment, the Agreement remains in full force and effect and has not been modified or amended in any other respect, it being the intention of the parties hereto that this Amendment and the Agreement be read, construed and interpreted as one and the same instrument.

6. Counterparts.  This Amendment may be executed and delivered (including by facsimile or other electronic transmission) in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7. Further Assurances.  In the event that any further action is necessary or desirable to carry out the purposes of this Amendment in a manner consistent with this Amendment and the Agreement, each of the parties will take such further action as the requesting party may reasonably request.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

TONIX PHARMACEUTICALS, INC.

By:	/s/ SETH LEDERMAN
Seth Lederman, M.D.
President and Chairman

EXECUTIVE:

/s/ RHONDA ROSEN
Rhonda Rosen

Address:

43 Dickinson Road
Basking Ridge, NJ 07920

[Signature Page of the Amendment to Employment Agreement]

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